                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 28, 1997

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             CANADA                        0-23007                74-2698095
  (STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


                        12500 NETWORK BLVD., SUITE 407
                           SAN ANTONIO, TEXAS 78249
                                (210) 558-6090
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES
                  AND TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On May 1, 1997, American TeleSource International Inc.(the Company) entered into an agreement with Sistema de Telefonia Computarizada, S.A. de C.V. ("Computel") and the shareholders of Computel to purchase up to 100% of the outstanding shares of Computel. Pursuant to the agreement, the Company acquired 55% of the shares effective May 1, 1997 and the remaining 45% shares on August 28, 1997. The total purchase price for the acquisition of Computel was approximately US $3.6 million, of which US $1.1 million was paid in cash, US $700,000 in a note receivable forgiven by the Company and the balance in the Company's common stock. The Company recorded the net assets and liabilities of Computel as of May 1, 1997, in exchange for 2,715,546 shares of common stock valued at US $0.68 per share or approximately US $1,846,569. As Computel had net liabilities at May 1, 1997 the Company recorded goodwill of US $2,279,231 related to the acquisition. Per the terms of the agreement, the remaining shares of Computel were acquired on August 28, 1997 for a cash payment of approximately US $1.1 million and forgiveness of the US $700,000 note receivable. The Company recorded an additional US $2,493,602 of goodwill related to the completion of the acquisition. The Company has accounted for the acquisition as a "purchase".

     Computel provides various call services from its 134 casetas (public calling stations) including local telephone calls, domestic long distance calls, international long distance calls, collect, calling card and credit card calls, voice mail and fax transmission and reception. The Company intends to continue to utilize Computel's casetas, representing substantially all of Computel's assets, to provide the foregoing services to Computel's customers, which include travelers and Mexican nationals lacking personal telephone access.

     The description contained herein of the acquisition is qualified in its entirety by reference to the Primary Agreement with Computel, dated as of May 1, 1997, (previously filed and referenced as Exhibit 2.1 hereto) as modified by the Modification Agreement with Computel dated as of July 16, 1997 (previously filed and referenced as Exhibit 2.2 hereto) and the Press Releases, dated May 21, 1997 and September 16, 1997, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
     Report of Independent Public Accountants..............................  F-2
     Consolidated Statement of Operations for the Year Ended December 31,
      1996, and the Six Months ended June 30, 1996 and 1997................  F-3
     Consolidated Statement of Stockholders' Equity for the Year ended
      December 31, 1996 and the Six Months ended June 30, 1997.............  F-4
     Consolidated Statements of Cash Flows for the Year ended December 31,
      1996 and the Six Months ended June 30, 1996 and 1997.................  F-5
     Notes to Consolidated Financial Statements............................  F-6

(b) PRO FORMA FINANCIAL INFORMATION

     Introduction to Pro Forma Consolidated Statement of Loss.............. F-10
     Pro Forma Consolidated Statement of Loss for the Year ended
      July 31, 1997........................................................ F-11
     Notes to Pro Forma Consolidated Financial Statements.................. F-12

(c) EXHIBITS

     Exhibit      Description
     2.1          Primary Agreement with Computel*
     2.2          Modification Agreement with Computel**
     99.1         Press Release dated May 21, 1997 issued by American TeleSource International Inc.***
     99.2         Press Release dated September 16, 1997 issued by American TeleSource International Inc.***

*    Contained in exhibits to Registration Statement on Form 10 filed August 21, 1997
**   Contained in exhibits to Amendment No. 1 to the Registration Statement on Form 10 filed October 22, 1997.
***  Filed herewith.

                                   SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     AMERICAN TELESOURCE INTERNATIONAL INC.
                                  (Registrant)



Date:     November 10, 1997       By:   /s/  H. DOUGLAS SAATHOFF
                                  --------------------------------
                                  Name:    H. Douglas Saathoff
                                  Title:   Chief Financial Officer

                                 EXHIBIT INDEX

  Exhibit   Description

  2.1     Primary Agreement with Computel*
  2.2     Modification Agreement with Computel**
  99.1 Press Release dated May 21, 1997 issued by American TeleSource International Inc.***
  99.2 Press Release dated September 16, 1997 issued by American TeleSource International Inc.***

---------------------------------------
*   Contained in exhibits to Registration Statement on Form 10 filed August 21,
    1997
** Contained in exhibits to Amendment No. 1 to the Registration Statement on Form 10 filed October 22, 1997.
*** Filed herewith.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                              Page
                                                                                              ----

CONSOLIDATED FINANCIAL STATEMENTS OF SISTEMA DE TELEFONIA COMPUTARIZADA, S.A. DE
C.V.

Report of Independent Public Accountants...................................................      F-2

Consolidated Statements of Operations for the Year ended December 31, 1996 and the Six Months
  ended June 30, 1996 and 1997.............................................................      F-3

Consolidated Statements of Stockholders' Equity for the Year ended December 31, 1996
  and the Six Months ended June 30, 1997...................................................      F-4

Consolidated Statements of Cash Flows for the Year ended December 31, 1996 and
  the Six Months ended June 30, 1996 and 1997..............................................      F-5

Notes to Consolidated Financial Statements.................................................      F-6

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction to Pro Forma Consolidated Statement of Loss...................................     F-10

Pro Forma Consolidated Statement of Loss for the Year ended July 31, 1997..................     F-11

Notes to Pro Forma Consolidated Financial Statements.......................................     F-12

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Sistema de Telefonia Computarizada, S.A. de C.V.:


We have audited the accompanying consolidated statement of operations, stockholders' equity and cash flows of Sistema de Telefonia Computarizada, S.A. de C.V. ( a Mexican corporation) and subsidiaries for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations of Sistema de Telefonia Computarizada, S.A. de C.V. and subsidiaries for the year ended December 31, 1996 and their cash flows for the year ended December 31, 1996 , in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception and has limited capital resources available to support further development of its operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                ARTHUR ANDERSEN LLP


San Antonio, Texas
October 24, 1997

                SISTEMA DE TELEFONIA COMPUTARIZADA, S.A. DE C.V.
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                          (Presented in Mexican pesos)

                                         For the
                                        Year ended     For the six months ended
                                        December 31,    June 30,       June 30,
                                            1996          1996           1997
                                       ------------   ------------   ------------
                                                              (unaudited)
OPERATING REVENUES:
  Long distance services                $46,627,009    $22,423,658    $27,813,778
                                       ------------   ------------   ------------

     Total operating revenues            46,627,009     22,423,658     27,813,778
                                       ------------   ------------   ------------

OPERATING EXPENSES:
  Cost of services                       26,677,524     10,921,409     11,872,312
  Selling, general and administrative    25,793,348     14,604,640     14,814,993
  Depreciation and amortization           1,072,101        654,104        299,529
                                       ------------   ------------   ------------

     Total operating expenses            53,542,973     26,180,153     26,986,834
                                       ------------   ------------   ------------

OPERATING INCOME (LOSS)                  (6,915,964)    (3,756,495)       826,944

OTHER INCOME (EXPENSE):
  Interest expense                       (1,075,360)      (254,408)      (652,542)
  Other expense                             (44,771)           -              -
                                       ------------   ------------   ------------

     Total other expense                 (1,120,131)      (254,408)      (652,542)
                                       ------------   ------------   ------------

NET INCOME (LOSS)                       ($8,036,095)   ($4,010,903)      $174,402
                                       ============   ============   ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                SISTEMA DE TELEFONIA COMPUTARIZADA, S.A. DE C.V.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (Presented in Mexican pesos)

                                           Common Shares                             Total
                                        ---------------------     Accumulated     Stockholders'
                                        Shares      Amount           Deficit         Equity
                                        ------    -----------     ------------    ------------
BALANCE, December 31, 1995               3,396      3,396,862      ($4,902,678)    ($1,505,816)
     Net loss                             -              -          (8,036,095)     (8,036,095)
                                        ------    -----------     ------------    ------------
BALANCE, December 31, 1996               3,396      3,396,862      (12,938,773)     (9,541,911)
     Net income  (unaudited)              -              -             174,402         174,402
                                        ======    ===========    =============    ============
BALANCE, June 30, 1997 (unaudited)       3,396      3,396,862     ($12,764,371)    ($9,367,509)
                                        ======    ===========    =============    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                SISTEMA DE TELEFONIA COMPUTARIZADA, S.A. DE C.V.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                          (Presented in Mexican pesos)

                                                      For the
                                                     Year ended    For the six months ended
                                                     December 31,   June 30,       June 30,
                                                        1996          1996           1997
                                                     -----------   -----------    ----------
                                                                        (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                           ($8,036,095)  ($4,010,903)     $174,402
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities-
     Depreciation and amortization                     1,072,101       654,104       299,529
     Changes in operating assets and liabilities
       Increase in accounts receivable                  (947,229)      (11,012)   (2,215,978)
       Increase in accounts payable                    3,667,056     2,420,381     1,208,992
       Increase in accrued liabilities                   952,186     1,744,817       689,949
       Increase in deferred revenue                          -         107,051       778,165
       Increase in other long-term liabilities         4,536,407           -         251,698
                                                    ------------  ------------    ----------
Net cash provided by operating activities              1,244,426       904,438     1,186,757
                                                    ------------  ------------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                  (1,142,746)     (382,132)     (317,282)
                                                    ------------  ------------    ----------
Net cash used in investing activities                 (1,142,746)     (382,132)     (317,282)
                                                    ------------  ------------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of debt                        432,600       138,696           -
   Payments on debt                                      (80,153)          -        (270,207)
                                                    ------------  ------------    ----------
Net cash provided by (used in) financing activities      352,447       138,696      (270,207)
                                                    ------------  ------------    ----------

NET INCREASE IN CASH                                     454,127       661,002       599,268

CASH, beginning of period                                140,691       140,691       594,818
                                                    ------------  ------------    ----------

CASH, end of period                                     $594,818      $801,693    $1,194,086
                                                    ============  ============   ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

               SISTEMA DE TELEFONIA COMPUTARIZADA, S.A. DE C.V.
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 1996 AND JUNE 30, 1997

 The information utilized in the following Notes is presented in Mexican pesos unless otherwise noted.

  1. BUSINESS ACTIVITY

  The company was originally incorporated under the laws of Guadalajara, Mexico on March 9, 1994, under the name Sistema de Telefonia Computarizada, S.A. de C.V. (Sistema). Collectively, Sistema and its related subsidiaries are referred to as "Computel" or the "Company".

  Computel conducts its primary operations through Sistema. Sistema provides various call services from its 134 casetas (public calling stations) located in approximately 72 cities throughout Mexico. Casetas are calling facilities strategically located in Mexico to serve telephone needs of travelers and Mexican nationals lacking personal telephone access. Casetas feature comfort and privacy not available on street side telephone locations. A caseta typically includes three-to-four telephones serviced by three-to-four phone lines. Casetas offer multiple services including local telephone calls, domestic long distance calls, international long distance calls, collect, calling card, and credit card calls, voice mail and fax transmission and reception.

  In May 1997, the Company and its shareholders entered into an agreement to sell up to 100% of its outstanding shares to American TeleSource International Inc., a long distance call service provider in the United States. Under the terms of the agreement, the Company's shareholders relinquished 55% of their shares effective May 1, 1997, and the remaining 45% on August 28, 1997, when the transaction was completed.


  2. FUTURE OPERATIONS

  The accompanying consolidated financial statements of the Company have been prepared on the basis of accounting principles applicable to a going concern. For the periods through December 31, 1996 and June 30, 1997, respectively, the Company has incurred cumulative net losses of $12,938,773 and $12,764,371, respectively. Further, the Company had working capital deficits of $21,178,887 at December 31, 1996 and $20,643,733 at June 30, 1997. There is no assurance the Company will be able to achieve future revenue levels sufficient to support operations or recover its investment in property and equipment. These matters raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the ongoing support of its stockholder and customers, its ability to obtain capital resources to support operations, and its ability to successfully market its services.

  The Company is likely to require additional financial resources in the near term and could require additional financial resources in the long-term to support its ongoing operations. If the Company is not successful in obtaining additional financial resources, the Company has limited additional sources of debt or equity capital and would likely be unable to continue operating as a going concern.


  3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation and Basis of Presentation
  -----------------------------------------------------

  The consolidated financial statements were originally prepared in accordance with the generally accepted accounting principles of Mexico. All adjustments necessary to present the consolidated financial statements in accordance with U.S. generally accepted accounting principles have been recorded. All significant intercompany balances and transactions have been eliminated in consolidation.

  In the opinion of management, the unaudited financial statements for the six month periods ended June 30, 1996 and June 30, 1997 are presented on a basis consistent with the audited financial statements and contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. The results of operations for interim periods are not necessarily indicative of results of operations for the full year.

  Estimates in Financial Statements
  ---------------------------------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  Revenue Recognition Policies
  ----------------------------

  The Company recognizes revenue from its casetas as such services are performed.

  Property and Equipment
  ----------------------

  Property and equipment are stated at cost. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the related assets, which range from three to twenty years. Expenditures for maintenance and repairs are charged to expense as incurred. Direct installation costs and major improvements are capitalized.

  Income Taxes
  ------------

  The Company has incurred losses since its incorporation for both book and tax purposes as of December 31, 1996. Accordingly, no income taxes have been provided for in the accompanying consolidated financial statements for the year ended December 31, 1996.

  Statements of Cash Flows
  ------------------------

  Cash payments and non-cash activities during the periods indicated were as follows:

                       For the year ended    For the six months    For the six months
                       December 31, 1996     ended June 30, 1996   ended June 30, 1997
                       -----------------     -------------------   -------------------
Cash payments
 for interest               $165,086               $74,633              $259,568

  For purposes of determining cash flows, the Company considers all temporary cash investments with an original maturity of three months or less to be cash equivalents.


  4.    NOTES PAYABLE

  Maturities of notes payable as of December 31, 1996 are as follows:

1997                    $   959,575
1998                    $   446,167
1999                    $   204,804
2000                    $   118,286
2001                    $   118,286
Thereafter              $ 1,773,989
                        -----------
Total                   $ 3,621,107
                        ===========

                                      F-7

5. LEASES

    The Company leases office space under certain noncancelable operating leases and certain month-to-month leases. Rental expense under the operating leases for the year ended December 31, 1996 was $ 3,151,873. Future minimum lease payments under the noncancelable operating leases at December 31, 1996, are as follows:

1997                            $  986,340
1998                            $  200,292
1999                            $  104,904
Thereafter                      $        -
                                ----------
Total minimum lease payments    $1,291,536
                                ==========

  Capital Leases
  --------------

  Future minimum lease payments under the capital leases as of December 31, 1996, are as follows:

Year ending December 31,
1997                            $  328,417
1998                            $  346,764
1999                            $  346,764
2000                            $  346,764
2001                            $  346,764
Thereafter                      $4,507,932
                                ----------
Total Minimum lease payments    $6,223,405
                                ==========


  6.   SALE OF COMPUTEL

  In May 1997, the Company and its shareholders entered into an agreement to sell up to 100% of its outstanding shares to American TeleSource International Inc., (ATSI) a long distance call services provider located in the United States. Under the terms of the agreement, the Company's shareholders relinquished 55% of the shares of Computel effective May 1, 1997, and the remaining shares in late August 1997. The total sale price was approximately US$3.6 million, of which US$1.1 million was to be received in cash, US$700,000 in a note payable forgiven by ATSI and the balance in common stock of ATSI. The Company's shareholders received 2,715,546 shares of ATSI common stock in exchange for 55% of their shares and the remaining shares were acquired on August 28, 1997 for a cash payment of approximately US$1.1 million and forgiveness of the US$700,000 note payable.


  7. INCOME TAXES

  As of December 31, 1996, the Company had net operating loss carryforwards of approximately $3,455,050 for Mexican federal income tax purposes which are available to reduce future taxable income of which $840,526 will expire in 2004, $307,809 will expire in 2005 and $2,306,715 will expire in 2006.

  The Company's income tax benefit at the statutory federal income tax rate for the year ended December 31, 1996 differs from the actual income tax benefit of $0 for those periods, as the Company has provided a valuation reserve equal to the income tax benefit amount computed at the statutory federal tax rate.

  The Company is subject to asset tax, which is computed at an annual rate of 1.8% of the average of certain assets less certain liabilities, and the tax is paid only to the extent that it exceeds the income taxes of the period. The Company must compute asset taxes beginning in 1998.

            AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES
                                INTRODUCTION TO
                   PRO FORMA CONSOLIDATED STATEMENT OF LOSS
                       FOR THE YEAR ENDED JULY 31, 1997
                                  (UNAUDITED)

  The following unaudited pro forma consolidated statement of loss for the year ended July 31, 1997, gives effect to the following:

  - The acquisition of Sistema de Telefonia Computarizada, S.A. de C.V. and subsidiaries (Computel), which was effective as of August 28, 1997, is assumed to have occurred as of August 1, 1996.

  The unaudited pro forma consolidated statement of loss for the year ended July 31, 1997, reflects the audited historical income statement of the Company for the year ended July 31, 1997, and the unaudited historical income statement of Computel for the twelve-month period ended June 30, 1997.

  The pro forma financial information does not reflect the effects of any of the anticipated changes to be made by the Company in Computel operations.

  The pro forma statements are provided for informational purposes only and should not be construed to be indicative of the Company's results of operations had the transactions actually been consummated on the date assumed and do not project the Company's results of operations for any future period. The significant assumptions and adjustments are disclosed in the accompanying notes to the unaudited pro forma consolidated statement of loss.

  The following unaudited pro forma consolidated statement of loss and accompanying notes should be read in conjunction with the audited financial statements and other financial information pertaining to the Company and Computel.

                     AMERICAN TELESOURCE INTERNATIONAL INC.
                                AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED STATEMENTS OF LOSS
                           (Presented in U.S. dollars)


                                                        ATSI               Computel
                                                     Year Ending          Year Ending          Pro Forma               Pro Forma
                                                    July 31, 1997        June 30, 1997        Adjustments             Consolidated
                                                    -------------        -------------        -----------             ------------
                                                      (audited)           (unaudited)         (unaudited)              (unaudited)
OPERATING REVENUES:
  Long distance services                             $13,965,981           $6,675,710          ($1,929,348)(a)(b)      $18,712,343
  Network management services                          2,262,406                 -                    -                  2,262,406
                                                     -----------           ----------          -----------             -----------

     Total operating revenues                         16,228,387            6,675,710           (1,929,348)             20,974,749
                                                     -----------           ----------          -----------             -----------

OPERATING EXPENSES:
  Cost of services                                    12,792,338            3,439,867             (847,583)(a)(b)       15,384,622
  Selling, general and administrative                  7,047,020            3,437,143             (889,102)(a)           9,595,061
  Depreciation and amortization                          590,746               98,048               77,109 (a)(c)          765,903
                                                     -----------           ----------          -----------             -----------

     Total operating expenses                         20,430,104            6,975,058           (1,659,576)             25,745,586
                                                     -----------           ----------          -----------             -----------

OPERATING LOSS                                        (4,201,717)            (299,348)            (269,772)             (4,770,837)

OTHER INCOME (EXPENSE):
  Interest expense                                      (512,838)            (189,103)              66,108 (a)            (635,833)
  Interest income                                         26,839                 -                  (7,996)(a)              18,843
  Other income (expense)                                  40,800               (5,746)                -                     35,054
                                                     -----------           ----------          -----------             -----------

     Total other income (expense)                       (445,199)            (194,849)              58,112                (581,936)
                                                     -----------           ----------          -----------             -----------

MINORITY INTEREST                                        (48,213)                -                  48,213 (d)                -

NET LOSS                                             ($4,695,129)           ($494,197)           ($163,447)            ($5,352,773)
                                                     ===========            =========           ==========             ===========
NET LOSS PER SHARE                                        ($0.18)                                                           ($0.19)

AVERAGE COMMON SHARES OUTSTANDING                         26,807                                     2,031 (e)              28,838
                                                     ===========            =========           ==========             ===========

             The accompanying notes are an integral part of these
                 pro forma consolidated financial statements.

                    AMERICAN TELESOURCE INTERNATIONAL INC.
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

 The information utilized in the following Notes is presented in U.S. dollars.


  1. PRO FORMA ADJUSTMENTS

  The following pro forma adjustments have been made to the financial statements of ATSI and Computel to reflect the acquisition as of the beginning of the year ended July 31, 1997 for the pro forma consolidated statements of loss:

  a) To eliminate Computel's operations for May, June and July - which are already consolidated in ATSI's results as of July 31, 1997.

  b) To eliminate intercompany revenues and cost of sales between ATSI and Computel on long distance call services for the periods January 1997 through April 1997, in the amount of $143,527.

  c) To record amortization of goodwill for the period August 1996 through April 1997 in the amount of $104,519. Amortization of $14,245 has already been reflected in ATSI's consolidated operations for the year ended July 31, 1997. Goodwill is being amortized over its estimated useful life of 40 years.

  d) To eliminate the minority interest reflected in ATSI's statement of loss for the year ending July 31, 1997, in the amount of $48,213, assuming that ATSI acquired 100% of the outstanding shares of Computel as of August 1, 1996.

  e) To record the increase in average common shares outstanding for the 2,715,546 shares issued to Computel's shareholders, as if the acquisition had occured as of August 1, 1996. The incremental difference is 2,031,00 shares as ATSI has already included the 2,715,546 shares in its shares outstanding beginning May 1, 1997.

  The pro forma results of operations for the twelve months ended July 31, 1997 are not necessarily indicative of the results of operations that would have been achieved had the acquisition occurred prior to the periods indicated.


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